Ex. 10.51

National Consumer Cooperative Bank

Second Amendment

Dated as of December 28, 2004

to

NOTE PURCHASE AND UNCOMMITTED MASTER SHELF AGREEMENT

Dated as of December 28, 2001

Re: $55,000,000 6.99 % Senior Notes

Due December 28, 2006

Second Amendment

     This Second Amendment dated as of December 28, 2004 (the or this “Second Amendment”) to the Note Purchase and Uncommitted Master Shelf Agreement dated as of December 28, 2001 is between National Consumer Cooperative Bank (d/b/a/ National Cooperative Bank), a banking corporation chartered pursuant to the National Consumer Cooperative Bank Act, as amended, 12 U.S.C. §§3001-3051 (the “Company”), and each of the institutions which is a signatory to this Second Amendment (collectively, the “Noteholders”).

Recitals:

          A.      The Company and each of the Noteholders have heretofore entered into the Note Purchase and Uncommitted Master Shelf Agreement dated as of December 28, 2001 (as amended and in effect on the date hereof, the “Note Agreement”). The Company has heretofore issued $55,000,000 of its 6.99 % Senior Notes Due December 28, 2006 (the “Notes”) pursuant to the Note Agreement.

          B.      The Company and the Noteholders now desire to amend the Note Agreement in the respects, but only in the respects, hereinafter set forth.

          C.      Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreement unless herein defined or the context shall otherwise require.

          D.      All requirements of law have been fully complied with and all other acts and things necessary to make this Second Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

     Now, Therefore, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Second Amendment set forth in Section 3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

Section 1.      Amendments.

          Section 1.1.      Paragraph 1B shall be and is hereby amended by deleting the reference to “$30,000,000” appearing therein and replacing “$115,000,000” therefor.

          Section 1.2.      Paragraphs 2B(1) and 2B(2) shall be and are hereby amended in their entirety to read as follows:

          “2B(1).      Facility. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential and Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement. As used herein, the “Facility” shall refer to the willingness of Prudential to consider such purchase of Shelf Notes. The “Available Facility Amount” shall refer to, at any time, the aggregate principal amount of Shelf Notes stated in paragraph 1B, minus the aggregate principal amount of Shelf Notes purchased and sold pursuant to this Agreement during the Issuance Period, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder during the Issuance Period; provided, however, that in no event shall the aggregate principal amount of Series A Notes, other Shelf Notes or 1999 Notes held by Prudential Affiliates exceed $150,000,000. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

          2B(2).      Issuance Period. Shelf Notes may be issued and sold pursuant to this Agreement after December 28, 2004 and until the earlier of (i) December 28, 2007 (or if such day is not a Business Day, the Business Day next preceding such day) and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day). The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the “Issuance Period”.”

          Section 1.3.      Section 6B shall be and is hereby amended by deleting the reference to “clause (1) and clause (2)” appearing in the last paragraph thereof and substituting “clause (a) and clause (b)” therefor.

          Section 1.4.      Section 8 shall be and is hereby amended by inserting the following new paragraph 8R in the appropriate location:

          “8R Foreign Assets Control Regulations, Etc. (i) Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

          (ii)      Neither the Company nor any Subsidiary (a) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engages in any dealings or transactions with any such Person. The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

          (iii)      No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.”

          Section 1.5.      Section 10B shall be and is hereby amended by inserting the following definition in the appropriate alphabetic location:

          ‘“1999 Notes” shall mean the 7.68% Senior Notes due December 28, 2005, issued in the original principal amount of $30,000,000.’

          Section 1.6.      Prudential hereby designates the following individuals as “Authorized Officers” for purposes of the Note Agreement:

Paul L. Meiring
Yvonne M. Guajardo
Kevin J. Kraska
Christopher H. Carey

          Section 1.7.       Schedule 8O to the Note Agreement shall be and is hereby amended by substituting the attached Schedule 80 therefor.

Section 2.      Representations and Warranties of the Company.

          Section 2.1.      To induce the Noteholders to execute and deliver this Second Amendment (which representations shall survive the execution and delivery of this Second Amendment), the Company represents and warrants to the Noteholders that:

          (a)      the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and the Company has the corporate power and authority to execute and deliver this Second Amendment and to perform the provisions hereof and the provisions of the Note Agreement, as amended by this Second Amendment;

          (b)      this Second Amendment has been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy,insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

          (c)      the Note Agreement, as amended by this Second Amendment, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

          (d)      the execution, delivery and performance by the Company of this Second Amendment will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary;

          (e)      no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution or delivery by the Company of this Second Amendment or performance by the Company of the Note Agreement, as amended by this Second Amendment;

          (f)      as of the date hereof and after giving effect to this Second Amendment, no Default or Event of Default has occurred which is continuing; and

          (g)      all the representations and warranties contained in Section 8 of the Note Agreement are true and correct in all material respects with the same force and effect as if made by the Company on and as of the date hereof; provided that Schedule 8O to the Note Agreement is amended by substituting the attached Schedule 80.

Section 3.       Conditions to Effectiveness of This Second Amendment.

          Section 3.1.       This Second Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

          (a)      executed counterparts of this Second Amendment, duly executed by the Company and the Required Holders of the Notes, shall have been delivered to the Noteholders;

          (b)      the Noteholders shall have received a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of this Second Amendment, certified by its Secretary or an Assistant Secretary;

          (c)      the Noteholders shall have received a certificate dated the date hereof of the Secretary or an Assistant Secretary and one other officer of the Company (together with such evidence thereof as may be reasonably requested by the Purchasers) (i) certifying the names and true signatures of the officers of the Company authorized to sign this Second Amendment and any other documents to be delivered in connection with the Note Agreement, (ii) attaching a certified copy of the By-laws of the Company as in effect on the date hereof and (iii) certifying that there has been no amendment to or supplement of the Company’s charter since December 7, 1989 and that the charter remains in effect on the date hereof.

          (d) the representations and warranties of the Company set forth in Section 2 hereof are true and correct on and with respect to the date hereof;

          (e) the Noteholders shall have received an officer’s certificate signed by the President or a Vice President and the Treasurer or an Assistant Treasurer of the Company, certifying that the conditions specified in Section 3.1 of this Second Amendment have been fulfilled;

          (f) such additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by the Noteholders; and

          (g) the Company shall have paid Prudential Investment Management, Inc. (and Prudential Investment Management, Inc. shall have received) on the date hereof a facility fee in the amount of $25,000.

Upon receipt of all of the foregoing, this Second Amendment shall become effective.

Section 4. Miscellaneous.

          Section 4.1.      This Second Amendment shall be construed in connection with and as part of the Note Agreement, and except as modified and expressly amended by this Second Amendment, all terms, conditions and covenants contained in the Note Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.

          Section 4.2.      Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Second Amendment may refer to the Note Agreement without making specific reference to this Second Amendment but nevertheless all such references shall include this Second Amendment unless the context otherwise requires.

          Section 4.3.      The descriptive headings of the various Sections or parts of this Second Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

          Section 4.4.      This Second Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

          Section 4.5.      The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Second Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

National Consumer Cooperative Bank

By

Name:
Title:

Accepted and Agreed to:

The Prudential Insurance Company Of America

By:
Name: Yvonne Guajardo Title: Vice President

Hartford Life Insurance Company
By:	Prudential Private Placement Investors,
L.P., as Investment Advisor
By:	Prudential Private Placement Investors,
Inc., General Partner

By:

Name: Yvonne Guajardo Title: Vice President

SCHEDULE 8O

     LIENS (PARAGRAPH 6(C)

Section 10.5 of the Bank Loan Agreement provides for a Lien and right of setoff in favor of the Agent and the banks party thereto with respect to deposits or other sums due to the Company from the Agent or such banks.

     Each of the Company and various subsidiaries sells mortgage loans, retail grocery loans, ESOP loans and other loans from its portfolio in the ordinary course of business, structured either as an Asset Securitization or a sale of whole loans. The purchaser typically provides for an alternative security interest and files a financing statement covering the loans sold to it in order to protect itself against a subsequent determination that such sale was not a sale but rather a loan.

     In order to provide a liquidity facility, NCB, FSB is party to a Blanket Agreement, dated as of November 30, 2000, as supplemented by Addenda dated as of October 10, 2002, and February 26, 2004, with the Federal Home Loan Bank of Cincinnati (the “FHLB”) pursuant to which it grants a security interest to the FHLB in its FHLB stock and in its mortgage portfolio as security for advances and letters of credit that the FHLB agree to make to NCB, FSB.

SUBSIDIARIES AND AFFILIATES (PARAGRAPH 8A)

SUBSIDIARIES AND AFFILIATES

Jurisdiction of
Name of Subsidiary/Affiliate	Incorporation	Nature and Extent of Affiliation
NCB Capital Corporation **	Delaware	Wholly owned subsidiary of the Company
NCB Financial Corporation **	Delaware	Wholly owned subsidiary of the Company
NCB, FSB**	Federal Charter (Office of Thrift Supervision)	Wholly owned subsidiary of NCB Financial Corporation
EOS Financial Group, Inc.**	Delaware	Wholly owned subsidiary of the Company

NCB Development Corporation (Affiliate)	District of Columbia non-profit corporation	The Company was directed by 12 U.S.C. §3051(b) to organize NCBDC, which has no capital stock. Six of its nine directors are directors of the Company. The Company makes annual contributions to NCBDC and provides office space and services for which the Company is reimbursed at its cost.

**	Restricted Subsidiary

     The Company and the Subsidiaries provide a broad array of financial services and products and related services and products to the Nation’s cooperative-related business sector, including but not limited to commercial and real estate lending, mortgage banking, capital markets and advisory services, leasing and lease financing, depository services, asset securitization, derivatives, and franchise services.

INDEBTEDNESS (PARAGRAPH 8O)

     As of December 17, 2004, the Company had outstanding Debt for borrowed money as follows:

Investor	Amount	Maturity

Financing Agreement by and Between the U.S. Treasury and NCB
Class A Note 1A-2003-5	$39,310,165.45	March 15, 2005
Class A Note 2A-2003-1	$20,717,944.05	December 15, 2005
Class A Note 3A-2003-l	$27,564,085.50	December 15, 2006
Class A Note 4A-2003-1	$32,846,805.00	December 15, 2010
Class A Note-5A-2003-1	$6,050,000.00	December 15, 2013
		(Final Maturities October 31, 2020)

Fleet Bank, N.A., et al.	$350,000,000
Tranche A $175,000,000	($40,000,000 outstanding)	May 7, 2006
Tranche B $175,000,000		May 7, 2008

Commercial Paper Program	$250,000,000
	($143,379,000 outstanding)

Wachovia (Bid Line)	$10,000,000 ($0 outstanding)	On demand
SunTrust Bank (Bid Line)	$7,500,000 ($0 outstanding)	July 31, 2005
Fleet Bank N.A. (Bid Line)	$5,000,000 ($0 outstanding)	May 27, 2005

Disclosures of the Company (Cont.)

Investor	Amount	Maturity

Medium Term Notes
Issue date: 5/24/01
Issue date: 6/14/01	$5,000,000	May 24, 2006
Issue date: 5/14/03	$20,000,000	June 14, 2006
	$15,000,000	May 15, 2006 (call)

Prudential Insurance Company of America	$30,000,000	December 28, 2005
Prudential Insurance Company of America	$40,000,000	December 28, 2006
Prudential Insurance Company of America	$10,000,000	December 28, 2006
Hartford Life Insurance Company	$5,000,000	December 28, 2006

Metropolitan Life Insurance Company	$20,500,000	January 8, 2009
MetLife Investors USA Insurance Company	$10,000,000	January 8, 2009
Great West Life & Annuity Ins. Company	$10,000,000	January 8, 2009
New England Life Insurance Company	$5,000,000	January 8, 2009
First MetLife Investors Insurance Company	$2,500,000	January 8, 2009
MetLife Bank, National Association	$2,000,000	January 8, 2009

Trust Preferred (Bear Stearns Placed)	$25,000,000	January 7, 2009 (call)

Trust Preferred (STI Investment Management, Inc., Placed)	$25,000,000	January 7, 2009 (call)

Short Term Borrowing Program Imark Group, Inc.	$0	On Demand

All such indebtedness is unsecured.

     As of December 17, 2004, NCB, FSB had the following outstanding:

Type	Amount	Maturity

FHLB Advances	$128,100,000.00	December 20, 2004
FHLB Letters of Credit	$10,615,937.44

     SWAPS

     As of December 17, 2004, the Company had the following swaps:

Counter-Party	Notional
Calyon	$82,102,006.30
Fleet	$22,677,000.00
PNC	$114,742,284.49
RABOBANK	$55,829,234.28
Scotia Capital	$2,598,000.00
Suntrust	$79,951,000.00
Union Bank of California	$45,000,000.00

     Letters of Credit

     As of December 17, 2004, the Company had the following Letters of Credit on NCB’s behalf:

Bank	Amount
Fleet	$2,102,636.25
SunTrust	$17,446,271.47

G:Work: Debt: “NCB Indebtedness January 2004”

     RESTRICTIONS ON DEBT (PARAGRAPH 8P)

The Fleet Bank, N.A., et al., indebtedness and all of the other indebtedness, referred to in the above table, each restrict the Company’s right to incur Debt, but none of such restrictions is violated by the sale of the Notes